Exhibit 3.1
CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF LIMITED PARTNERSHIP
of
HANOVER COMPRESSION LIMITED PARTNERSHIP
a Delaware limited partnership
(to be renamed EXTERRAN ENERGY SOLUTIONS, L.P.)
          The undersigned, an authorized person of Hanover Compression Limited Partnership (the “Partnership”), a limited partnership organized and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, hereby certifies that:
1.	The name of the Company is Hanover Compression Limited Partnership.

2.	The amendment to the Certificate of Limited Partnership effected by this Certificate of Amendment changes the name of the Company to Exterran Energy Solutions, L.P.

3.	The Certificate of Limited Partnership is hereby amended by deleting the first article thereof and replacing in lieu thereof a new first article reading in its entirety as follows:
          “FIRST: The name of the limited partnership is Exterran Energy Solutions, L.P.”
          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed effective on the 20th day of August 2007.

HANOVER COMPRESSION LIMITED PARTNERSHIP

HANOVER COMPRESSION GENERAL HOLDINGS, LLC, as General Partner
/s/ Gary M. Wilson
By: Gary M. Wilson
Title:	Manager

/s/ Brian A. Matusek
By: Brian A. Matusek
Title:	Manager